DREYFUS ALPHA GROWTH FUND

(A Series of Dreyfus Manager Funds I)

__________________________________

Notice of Special Joint Meeting of Shareholders

___________________________________

To the Shareholders:

            A Special Joint Meeting of Shareholders of Dreyfus Alpha Growth Fund (the “Fund”) and Dreyfus Research Core Fund, each a series of Dreyfus Manager Funds I (the “Trust”), originally held on Thursday, August 11, 2011, has been adjourned to Friday, December 9, 2011 at 9:30 a.m. and will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166.  The meeting will be held, as to the Fund, for the following purposes:

1.  To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Fund to Dreyfus Research Growth Fund, Inc. (the “Acquiring Fund”), in exchange solely for Class A, Class C and Class I shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund’s net assets and the assumption by the Acquiring Fund of the Fund’s stated liabilities (“the “Reorganization”).  Class A, Class C and Class I shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to holders of its Class A, Class B, Class C and Class I shares, with holders of Class B shares receiving Class A shares of the Acquiring Fund, in liquidation of the Fund, after which the Fund will cease operations and will be terminated as a series of the Trust; and

2.  To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Shareholders of record of the Fund at the close of business on May 18, 2011 are entitled to receive notice of and to vote at the meeting.

            If you have already voted your Fund shares, no action on your part is required at this time.

            If you have not  already voted your Fund shares, we urge you to do so before the meeting.  Please refer to the attached letter for the methods available to you to vote, including signing and returning the enclosed proxy card in the envelope provided.

                                                                                                By Order of the Board of Trustees

Michael A. Rosenberg

                                                               Secretary

New York, New York

November 9, 2011

**Dreyfus**

# DREYFUS ALPHA GROWTH FUND

***(A Series of Dreyfus Manager Funds I)***

Dear Shareholder: November 9, 2011

As President of Dreyfus Alpha Growth Fund (the "Fund"), I am writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of the Fund and to notify you that the Meeting has been adjourned to December 9, 2011. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. I urge you to vote as soon as possible. **Although the response thus far has been very favorable, not enough votes have been cast to meet the necessary requirements.**

## Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve an Agreement and Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical, so please vote immediately. With the adjournment of the meeting to December 9th, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

***1-800-431-9629***

**Your vote is urgently needed!**

Please vote now to be sure your vote is received in time for the Fund's **December 9, 2011 Special Meeting of Shareholders.**

**Voting takes only a few minutes. Thank you for your participation in this important matter.**

**Dreyfus Alpha Growth Fund** has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Thank you,

Bradley J. Skapyak
President

DREYFUS RESEARCH CORE FUND

(A Series of Dreyfus Manager Funds I)

__________________________________

Notice of Special Joint Meeting of Shareholders

___________________________________

To the Shareholders:

            A Special Joint Meeting of Shareholders of Dreyfus Research Core Fund (the “Fund”) and Dreyfus Alpha Growth Fund, each a series of Dreyfus Manager Funds I (the “Trust”), originally held on Thursday, August 11, 2011, has been adjourned to Friday, December 9, 2011 at 9:30 a.m. and will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166.  The meeting will be held, as to the Fund, for the following purposes:

1.  To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Fund to Dreyfus Research Growth Fund, Inc. (the “Acquiring Fund”), in exchange solely for Class A, Class C and Class I shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund’s net assets and the assumption by the Acquiring Fund of the Fund’s stated liabilities (“the “Reorganization”).  Class A, Class C and Class I shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to holders of its Class A, Class B, Class C and Class I shares, with holders of Class B shares receiving Class A shares of the Acquiring Fund, in liquidation of the Fund, after which the Fund will cease operations and will be terminated as a series of the Trust; and

2.  To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Shareholders of record of the Fund at the close of business on May 18, 2011 are entitled to receive notice of and to vote at the meeting.

            If you have already voted your Fund shares, no action on your part is required at this time.

            If you have not  already voted your Fund shares, we urge you to do so before the meeting.  Please refer to the attached letter for the methods available to you to vote, including signing and returning the enclosed proxy card in the envelope provided.

                                                                                          By Order of the Board of Trustees

Michael A. Rosenberg

                                                               Secretary

New York, New York

November 9, 2011

Dreyfus

# DREYFUS RESEARCH CORE FUND

***(A Series of Dreyfus Manager Funds I)***

Dear Shareholder:

November 9, 2011

As President of Dreyfus Research Core Fund (the "Fund"), I am are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of the Fund and to notify you that the Meeting has been adjourned to December 9, 2011. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. I urge you to vote as soon as possible. **Although the response thus far has been very favorable, not enough votes have been cast to meet the necessary requirements.**

## Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve an Agreement and Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical, so please vote immediately. With the adjournment of the meeting to December 9th, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

***1-800-431-9629***

**Your vote is urgently needed!**

Please vote now to be sure your vote is received in time for the Fund's

**December 9, 2011 Special Meeting of Shareholders.**

**Voting takes only a few minutes. Thank you for your participation in this important matter.**

**Dreyfus Research Core Fund** has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Thank you,

Bradley J. Skapyak
President